UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 432-3200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) and (c)

On February 2, 2015, Visa Inc. (“Visa,” or the “Company”) announced that Vasant M. Prabhu, 55, has been appointed to serve as Executive Vice President and Chief Financial Officer of the Company, effective February 9, 2015. Mr. Prabhu will report directly to Charlie Scharf, Chief Executive Officer of Visa, and be responsible for Visa’s financial strategies, planning and reporting, in addition to all finance operations and investor relations.

Mr. Prabhu joins Visa from NBCUniversal Media, LLC, where he served as chief financial officer, overseeing the company’s financial planning and operations. He also managed the company’s operations and technical services division, which includes its technical operations, physical plant, corporate services and information technology functions. Prior to this position, Mr. Prabhu served as the chief financial officer for Starwood Hotels & Resorts Worldwide, Inc. since 2004. In 2010, Mr. Prabhu also was named vice chairman of Starwood. At Starwood, he was responsible for all financial functions, information technology and a range of corporate functions.

Mr. Prabhu succeeds Byron H. Pollitt, Jr., who is retiring as the Company’s Executive Vice President and Chief Financial Officer, effective February 9, 2015, but will remain with Visa during the transition period. No new compensatory arrangements have been entered into with Mr. Pollitt in connection with his change in role. Upon Mr. Prabhu’s appointment, Mr. Pollitt will no longer be an executive officer of the Company. Mr. Pollitt’s intention to retire was previously reported in the Current Report on Form 8-K filed by the Company on June 2, 2014.

The press release issued by the Company announcing Mr. Prabhu’s appointment and Mr. Pollitt’s retirement as the Company’s Executive Vice President and Chief Financial Officer is furnished herewith and attached hereto as Exhibit 99.1.

The Company has entered into a written offer letter with Mr. Prabhu, dated January 27, 2015 (the “Offer Letter”), outlining the terms of his employment as Executive Vice President and Chief Financial Officer. Pursuant to the terms of the Offer Letter, Mr. Prabhu will receive an annual salary of $850,000. Mr. Prabhu also will participate in the Visa Inc. Incentive Plan (“VIP”) previously described by the Company in, and attached as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company on January 31, 2011, for each fiscal year beginning in 2015. Mr. Prabhu’s target bonus under the VIP will be one hundred fifty percent (150%) of his base salary with a maximum bonus opportunity of three hundred percent (300%) of his base salary, subject to the terms and conditions of the VIP. Any bonus for which Mr. Prabhu will be eligible under the VIP will be based on the Company’s and Mr. Prabhu’s performance and on Mr. Prabhu’s salary at the end of the fiscal year; provided, however, that he will be guaranteed a bonus of no less than the prorated target amount for fiscal year 2015.

In addition to participating in the VIP, Mr. Prabhu also will be eligible to participate in Visa’s long-term incentive plan. Pursuant to the Offer Letter, Mr. Prabhu’s target long-term incentive compensation value will be $4,875,000, with his actual long-term incentive compensation value determined at the conclusion of each fiscal year based on an evaluation of both the Company’s performance and his individual performance. Any long-term incentive compensation will be subject to the terms and conditions of the applicable plan, including vesting requirements, as approved by the Compensation Committee of the Company’s board of directors. Mr. Prabhu’s initial long-term incentive compensation award will be prorated to reflect his service during the portion of the fiscal year 2015 he is employed by Visa and granted at the conclusion of the fiscal year; provided, however, that his initial long-term incentive compensation award will be no less than the prorated target value.

The Offer Letter further provides that to compensate Mr. Prabhu for forfeited bonus payments and other incentives from his current employer, the Company will provide Mr. Prabhu with a one-time cash award of $2,500,000, less applicable taxes and withholding, which will be paid as soon as practicable after Mr. Prabhu’s start date. This one-time cash award is subject to the terms of the One-Time Cash Award Agreement between Mr. Prabhu and the Company, a copy of which is attached to the Offer Letter, which provides that Mr. Prabhu will repay a portion of this one-time cash award to the Company if he terminates his employment other than for Good Reason (as defined in the Offer Letter) or is terminated for Cause (as defined in the Company’s Executive Severance Plan) within one year of his start date with the Company in an amount equal to the product of (a) 12 minus the number of Mr. Prabhu’s full months of completed employment with the Company for the one-year period following his start date with the Company and (b) the quotient of $2,500,000 and 12.

To compensate Mr. Prabhu for other forfeited payments from his current employer, the Company will provide Mr. Prabhu with a one-time cash award of $7,500,000, less applicable taxes and withholdings, which will be paid to him in January

2017. If Mr. Prabhu voluntarily terminates his employment with the Company other than for Good Reason (as defined in the Offer Letter) within the first year after his start date with the Company, the amount of this payment will be reduced. The reduced payment will be equal to the number of Mr. Prabhu’s full months of completed employment with the Company for the one-year period following his start date with the Company divided by 12, multiplied by $7,500,000.

In addition, on February 9, 2015, Mr. Prabhu will receive a one-time equity award with a value of $7,500,000, comprised of restricted stock. The number of shares of Visa common stock subject to such grants will be determined based on the “fair value” of a share of restricted stock on the date of grant, as determined by Visa under the applicable accounting standards. This one-time equity award will vest in three substantially equal installments on each of the first three anniversaries of the date of grant, assuming Mr. Prabhu’s continued employment by Visa through each such date; provided, however, that the unvested portion of this one-time equity award will fully vest as of the date of termination of Mr. Prabhu’s employment if such termination is by the Company without Cause (as defined in the Company’s Executive Severance Plan) or by Mr. Prabhu for Good Reason (as defined in the Offer Letter). This one-time equity award will otherwise be subject to the terms and conditions of the Visa Inc. 2007 Equity Incentive Compensation Plan and the individual award agreements corresponding to the awards.

Visa will assist Mr. Prabhu with his relocation to the Company’s headquarters in accordance with the Company’s generally applicable relocation policy and will provide up to 10 first-class round-trip flights between the San Francisco Bay Area and New York for Mr. Prabhu and/or his family as well as reimbursement for the cost of Mr. Prabhu’s temporary housing and related costs of up to $10,000 per month, to be used before September 1, 2015. Pursuant to the terms of Visa’s generally applicable relocation policy and Offer Letter, Mr. Prabhu will be entitled to tax gross-up payments in connection with his taxable income related to the relocation and foregoing benefits.

Mr. Prabhu also will be eligible to participate in the Visa Inc. Executive Severance Plan previously described by the Company in, and attached as Exhibit 10.1 to, the Current Report on Form 8-K filed by the Company on November 9, 2010.

The Offer Letter and One-Time Cash Award Agreement is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company, dated February 2, 2015.

99.2	Offer Letter and One-Time Cash Award Agreement, dated January 27, 2015, between Visa Inc. and Vasant Prabhu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 2, 2015

VISA INC.

By:	/s/ Charles W. Scharf
Name:	Charles W. Scharf
Title:	Chief Executive Officer